NEWS BULLETIN                         GROUP 1 AUTOMOTIVE INC
From:                                 950 Echo Lane, Suite 350 Houston TX 77024
The Financial Relations Board Inc

  ---------------- -------------------------------- -------------------------- --------------

  AT GROUP 1:      Chairman, President and CEO      B. B. Hollingsworth, Jr.   (713) 467-6268
                   Sr. VP, CFO and Treasurer        Scott L. Thompson          (713) 467-6268
  AT FRB:          General Inquiries                Marilyn Windsor            (312) 640-6692
                   Analyst Inquiries                Bill Schmidle              (312) 640-6753
                   Media Inquiries                  Bob Schwaller              (972) 450-6562
  ---------------- -------------------------------- -------------------------- --------------

FOR IMMEDIATE RELEASE
THURSDAY, JULY 22, 1999

       GROUP 1 POSTS DOUBLE-DIGIT GAINS IN REVENUES, EARNINGS FOR SECOND
                       QUARTER, FIRST SIX MONTHS OF 1999

                REVENUES EXCEED $1 BILLION FOR SIX-MONTH PERIOD;
                    EARNINGS GROWTH OUTPACES REVENUE GROWTH

HIGHLIGHTS:
o Q2 NET INCOME JUMPS 63% ON 45% REVENUE GROWTH
o Q2 DILUTED EPS $0.42 VS. $0.31, A 35% INCREASE ON 21% MORE SHARES
o SIX-MONTH REVENUES GROW 63% TO OVER $1 BILLION; NET INCOME UP 76%
o GROSS AND OPERATING MARGINS ACCELERATE SIGNIFICANTLY FOR QUARTER AND
   SIX MONTHS

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                   Summary Results of Operations (Unaudited)
                    (In millions, except per share amounts)

                                          Three Months Ended                   Six Months Ended
                                               June 30,                            June 30,
                                    -------------------------------    ----------------------------------
                                        1999             1998               1999               1998
                                    --------------   --------------    ----------------    --------------
 Revenues                           $    625.4       $    431.5        $    1,114.8        $     685.5
 Gross profit                       $     93.7       $     60.4        $      169.9        $      96.4
 Income from operations             $     22.5       $     13.8        $       38.4        $      21.3
 Net income                         $      9.2       $      5.6        $       15.3        $       8.7
 Diluted earnings per share         $     0.42       $      0.31       $        0.73       $       0.52

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HOUSTON, JULY 22, 1999--GROUP 1 AUTOMOTIVE, INC. (NYSE: GPI), a leading operator and consolidator in the automotive retailing industry, today reported double-digit gains in revenues, income from operations, net income and earnings per share for the second quarter and first six months of 1999. Strong revenue growth in all revenue categories, coupled with continued improvement in operating margin, drove the company's strong performance.

SECOND-QUARTER RESULTS DEMONSTRATE CONTINUED SUCCESSFUL EXECUTION
For the second quarter ended June 30, 1999, revenues increased 45 percent to $625.4 million from $431.5 million for the same period last year as revenues in all categories increased substantially. Net income accelerated 63 percent, reaching $9.2 million, or $0.42 per share on a diluted basis, compared with $5.6 million, or $0.31 per share on a diluted basis, for the same period last year. Cash flow per share (net income plus depreciation and amortization) increased to $0.53 from $0.39 a year ago. The increases in earnings per share and cash flow per share were achieved despite being calculated on 21 percent more shares this quarter.

Gross margin expanded to 15.0 percent from 14.0 percent during the comparable period last year as margins on all revenue categories improved. Income from operations jumped 63 percent to $22.5 million from $13.8 million, resulting in the operating margin expanding to 3.6 percent from 3.2 percent. Group 1 has consistently achieved year-over-year quarterly operating margin improvement since going public.

"I am pleased to announce another exceptionally strong quarter," said B.B. Hollingsworth Jr., Group 1's chairman, president and chief executive officer. "Our performance this quarter with earnings growth significantly outpacing revenue growth demonstrates the benefits being realized as we execute our consolidation and operating strategy."

SIX-MONTH REVENUES TOP $1 BILLION
For the first six months of 1999, revenues reached $1.1 billion, a 63 percent increase from $685.5 million for the same period last year. Revenues from new vehicles, used vehicles, parts and service, and other dealership revenue increased substantially. Net income jumped 76 percent to $15.3 million, or $0.73 per share on a diluted basis, compared with $8.7 million, or $0.52 per share on a diluted basis, for the same period last year. Diluted earnings per share for the 1999 period were calculated on 21.0 million shares compared with
16.9 million shares last year. Diluted cash flow per share increased to $0.95 from $0.66 in the year-ago period.

Gross margin expanded to 15.2 percent from 14.1 percent during the comparable period last year. Income from operations jumped 80 percent to $38.4 million from $21.3 million, resulting in the operating margin expanding to 3.4 percent from 3.1 percent.

"So far, 1999 has been a record-setting year for new vehicle sales, and we certainly have benefited from this. More importantly, we continue to demonstrate the successful implementation of our strategy and the realization of synergies that lead to expanding profit margins. We are looking forward to an outstanding year," Hollingsworth said.

RECENT ACQUISITIONS EXPECTED TO CONTRIBUTE TO 1999 SECOND HALF
Since the beginning of 1999, Group 1 has closed previously announced acquisitions comprised of 22 franchises with revenues of over $520 million, including Gene Messer Automotive Group, a new West Texas platform. Also included are 11 tuck-in franchises that add to established platforms in Atlanta, Albuquerque, N.M., Tulsa, Okla., Dallas, and Beaumont, Texas. "We are pursuing our disciplined strategy of select acquisitions of platform and tuck-in dealership groups that meet our criteria," Hollingsworth commented. "Currently, we have sufficient financial resources to continue to execute our acquisition strategy, with $94.3 million in working capital and an undrawn acquisition line of credit of $110 million."

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
VOLUNTARY RELOCK DEMONSTRATES COMMITMENT
Group 1 also announced that its directors and operators have voluntarily agreed to an additional lock-up period for 9.8 million shares of company stock, including 1.6 million shares for which the lock-up period has already expired. The shares being relocked will be restricted until July 15, 2000. As a part of the voluntary lock-up agreement, Group 1 included 883,116 secondary shares in its $105 million universal shelf registration statement, which replaced the previous shelf registration statement.

According to Hollingsworth, "All shareholders that were asked to consider the additional lock-up agreed. This demonstrates their commitment to and belief in the company we are building.

"One of our strategic objectives is to align interests of management and shareholders," Hollingsworth continued. "A part of our acquisition strategy is for the principals of acquired dealerships to receive a significant portion of their consideration in unregistered stock and agree to a lock-up. This keeps them intimately involved in our organization over the long run, motivates them to succeed and sets the example for future acquisition candidates."

Group 1, with an annualized revenue run rate of over $2.3 billion, is a leading operator and consolidator in the highly fragmented automotive retailing industry. Upon completion of one announced acquisition, Group 1 will own 79 dealership franchises comprised of 26 different brands, and 15 collision service centers located in Texas, Oklahoma, Florida, New Mexico, Colorado, and Georgia. Through its dealerships the company sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and arranges related financing, vehicle service and insurance contracts.

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, which are subject to known and unknown risks, uncertainties or other factors not under Group 1's control that may cause the actual results, performance or achievements of Group 1 to be materially different from the results, performance or other expectations implied by these forward-looking statements. Some of these risks, uncertainties and other factors include those disclosed in Group 1's filings with the Securities and Exchange Commission.

     FOR ADDITIONAL INFORMATION REGARDING GROUP 1 AUTOMOTIVE FREE OF CHARGE VIA FAX, DIAL 1-800-PRO-INFO AND USE THE COMPANY'S STOCK SYMBOL, "GPI."

 GROUP 1 AUTOMOTIVE, INC. CAN BE REACHED ON THE INTERNET AT WWW.GROUP1AUTO.COM


                              TABLES TO FOLLOW...

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                            GROUP 1 AUTOMOTIVE, INC.
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AMOUNTS)

                                                         THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                              JUNE 30,                                   JUNE 30,
                                                 ------------------------------------      --------------------------------------
                                                      1999                 1998                 1999                  1998
                                                 ---------------      ---------------      ----------------     -----------------
REVENUES:
New vehicle                                            $362,409             $251,019              $632,527              $389,041
Used vehicle                                            191,560              133,625               351,339               220,745
Parts & service                                          51,498               34,154                95,272                55,722
Other dealership revenue, net                            19,932               12,733                35,612                19,958
                                                 ---------------      ---------------      ----------------     -----------------
              Total revenues                            625,399              431,531             1,114,750               685,466

COST OF SALES:
New vehicle                                             332,915              231,504               580,288               358,880
Used vehicle                                            175,636              123,898               321,785               204,458
Parts & service                                          23,191               15,776                42,827                25,754
                                                 ---------------      ---------------      ----------------     -----------------
             Total cost of sales                        531,742              371,178               944,900               589,092

Gross Profit                                             93,657               60,353               169,850                96,374

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                                                         68,621               45,044               126,899                72,780

DEPRECIATION AND AMORTIZATION                             2,509                1,516                 4,600                 2,335
                                                 ---------------      ---------------      ----------------     -----------------

Income from operations                                   22,527               13,793                38,351                21,259

OTHER INCOME (EXPENSE):
Floorplan interest expense                              (4,338)              (3,479)               (8,185)               (5,304)
Other interest expense, net                             (3,015)                (627)               (4,801)                 (938)
Other income (expense), net                                  69                 (24)                   105                  (48)
                                                 ---------------      ---------------      ----------------     -----------------

INCOME BEFORE INCOME TAXES                               15,243                9,663                25,470                14,969

PROVISION FOR INCOME TAXES                                6,066                4,042                10,137                 6,234
                                                 ---------------      ---------------      ----------------     -----------------

NET INCOME                                               $9,177               $5,621               $15,333                $8,735
                                                 ===============      ===============      ================     =================

Basic earnings per share                                  $0.44                $0.32                 $0.77                 $0.54

Diluted earnings per share                                $0.42                $0.31                 $0.73                 $0.52

Diluted cash flow per share                               $0.53                $0.39                 $0.95                 $0.66

Weighted average shares outstanding:
            Basic                                    20,947,850           17,441,678            19,940,384            16,325,873
            Diluted                                  21,960,640           18,128,366            20,980,269            16,869,256

Other Data:
Gross margin                                              15.0%                14.0%                 15.2%                 14.1%
Operating margin                                           3.6%                 3.2%                  3.4%                  3.1%
Pretax income margin                                       2.4%                 2.2%                  2.3%                  2.2%

Retail new vehicles sold                                 15,046               10,767                26,370                16,739
Retail used vehicles sold                                11,651                7,991                21,672                13,345
                                                 ---------------      ---------------      ----------------     -----------------
            Total retail sales                           26,697               18,758                48,042                30,084

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
                            GROUP 1 AUTOMOTIVE, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                   JUNE 30,           DECEMBER 31,
                                                                     1999                1998
                                                              -------------------   ---------------
                                                                 (UNAUDITED)           (AUDITED)
ASSETS
Current assets:
   Cash and cash equivalents                                             $92,504           $66,443
   Inventories, net                                                      326,679           219,176
   Other assets, net                                                      49,177            41,303
                                                              -------------------   ---------------
     Total current assets                                                468,360           326,922
                                                              -------------------   ---------------

Property and equipment, net                                               30,044            21,960
Goodwill, net                                                            197,624           123,587
Other assets                                                               7,239             5,241
                                                              -------------------   ---------------
   Total assets                                                         $703,267          $477,710
                                                              ===================   ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Floorplan notes payable                                              $280,258          $193,405
   Other interest-bearing liabilities                                        506             2,966
   Accounts payable and accrued expenses                                  93,316            82,300
                                                              -------------------   ---------------
      Total current liabilities                                          374,080           278,671
                                                              -------------------   ---------------

Debt                                                                      99,189            42,821
Other liabilities                                                         19,788            20,034
Total stockholders' equity                                               210,210           136,184
                                                              -------------------   ---------------
   Total liabilities and stockholders' equity                           $703,267          $477,710
                                                              ===================   ===============

   OTHER DATA:

   Working capital                                                        94,280           $48,251

   Current ratio                                                            1.25              1.17

   Unused acquisition line of credit                                    $110,000           $88,000

   Non-floorplan debt to capitalization                                       32%               25%



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